Exhibit 99.1

Penwest

Contact:	Jennifer Good Senior Vice President and Chief Financial Officer (203) 796-3701 (877) 736-9378	Caroline Gentile/Jim Fingeroth Kekst and Company (212) 521-4800

FOR IMMEDIATE RELEASE

PENWEST REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

Danbury, CT, April 29, 2004 — Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced its financial results for the first quarter ended March 31, 2004.

Total revenues for the first quarter of 2004 were $1.5 million, compared with $1.2 million in the first quarter of 2003. Revenues in both periods were generated primarily from royalties on sales by Mylan Pharmaceuticals of Pfizer’s 30 mg generic Procardia XL®. Royalties in the first quarter of 2004 increased over the first quarter of 2003 primarily due to Mylan’s stronger sales of generic Procardia XL in this year’s quarter. Revenues from sales of formulated bulk TIMERx in the first quarter of 2004 were $222,000 compared with $225,000 in the first quarter of 2003.

Net loss for the first quarter of 2004 was $4.8 million, or $0.26 per share, compared with net income of $5.0 million, or $0.32 per share, in the first quarter of 2003. Net income for the first quarter of 2003 reflected a $9.6 million gain, net of taxes, on the sale of the Company’s excipient business in such quarter. The loss from continuing operations for the first quarter of 2004 was $4.8 million, or $0.26 per share, compared with a loss from continuing operations of $4.8 million, or $0.31 per share, in the first quarter of 2003.

Selling, general and administrative (SG&A) expenses for the first quarter of 2004 were $2.3 million, essentially unchanged from the first quarter of 2003. SG&A expenses in the first quarter of 2003 included $230,000 for the Company’s share of marketing expenses for oxymorphone ER, a product Penwest is jointly developing with Endo Pharmaceuticals. There were no such costs for this product in the first quarter of 2004 as the Company opted out of funding these costs effective April 17, 2003. Partially offsetting this decrease, SG&A expenses in the first quarter of 2004 included certain expenses which were previously allocated to the excipient business in the first quarter of 2003, prior to February 27, 2003, the date of the sale of our excipient business, and were therefore not included in continuing operations for the first quarter of 2003. These expenses were ongoing after the sale and were fully absorbed in continuing operations for the first quarter of 2004.

Research and development (R&D) expenses in the first quarter of 2004 were $4.1 million, compared with $3.6 million in the first quarter of 2003. The increased spending in the first quarter of 2004 was primarily attributed to costs related to PW2101, a hypertension product Penwest is developing. R&D spending in the first quarter of 2003 included $1.6 million for the development of oxymorphone ER. There were no R&D costs for this product in the first quarter of 2004 since, as noted above, the Company opted out of funding these costs effective April 17, 2003.

Penwest Pharmaceuticals

As Penwest noted previously in a press release, Endo, in reporting the outcome of its first quarter meeting with the U.S. Food and Drug Administration (FDA) concerning its New Drug Application for oxymorphone ER, stated that the status of the FDA’s request for additional clinical trials related to the drug has not been resolved. In the Approvable Letter for oxymorphone ER, the FDA had asked Endo to address certain questions and provide additional clarification and information, including some form of additional clinical trials, to further confirm the drug’s safety and efficacy. Endo stated that the FDA indicated it needed more time to adequately review Endo’s additional analyses of certain data and committed to respond to Endo as soon as possible, which Endo believes will be during the second quarter of 2004.

At March 31, 2004, Penwest had $57.8 million in cash and short-term investments, compared with $63.9 million as of December 31, 2003. The Company primarily uses its cash to fund the development of its product pipeline and drug delivery technologies as well as for general corporate purposes.

Tod R. Hamachek, Chairman and Chief Executive Officer of Penwest, said, “As we continue to expand our product pipeline, we are particularly pleased with the excellent progress we are making on our hypertension product PW2101. During the first quarter, we announced the positive results of a pivotal trial on PW2101 and began dosing the final pivotal trial for a lower strength dosage of the drug. We believe that we are still on track to file the New Drug Application for the higher strengths of this product by year end. In addition, with respect to oxymorphone ER, we look forward to the results in the second quarter of Endo’s efforts to clarify with the FDA the path that remains for approval of this important product.”

Mr. Hamachek and Jennifer Good, Penwest’s Chief Financial Officer, will be holding a conference call today at 11:00 am EDT to discuss the Company’s financial results for the first quarter. The dial-in number for the call is Domestic: (800) 862-9098, International: (785) 424-1051. The conference ID is “Penwest.” The conference call will also be accessible live and as a replay on the Investor Relations section of the Penwest Web site at www.penwest.com.

Penwest Pharmaceuticals

Penwest develops pharmaceutical products based on innovative oral drug delivery technologies. The foundation of our technology platform is TIMERx®, an extended release delivery system that is adaptable to soluble and insoluble drugs and that is flexible for a variety of controlled release profiles. We have also developed two additional oral drug delivery systems, Geminex® and SyncroDose™. Geminex is a dual drug delivery system that is designed to provide independent release of different active ingredients contained in a drug, and SyncroDose is a drug delivery system that is designed to release the active ingredient of a drug at the desired site and time in the digestive tract.

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest’s actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include; dependence on collaborators such as Endo to, among other things, sell products for which the Company receives royalties, file for regulatory approvals, and advance clinical development and

Penwest Pharmaceuticals

commercialization of products; regulatory risks relating to TIMERx drugs in development such as oxymorphone ER, including the timing and outcome of regulatory approval of products and, in the case of oxymorphone ER, risks relating to the ability of Endo to successfully address the requests of the FDA in the approvable letter referred to above and the timing of Endo’s efforts to do so; the ability to enter into additional collaborations; uncertainty of success of collaborations; the timing of clinical trials and whether the results of clinical trials will warrant further clinical trials; actual and potential competition; the need for capital; and other risks as set forth under the caption Certain Factors That May Affect Future Results in Penwest’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2004, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.

(Table Follows)

Penwest Pharmaceuticals

Penwest Pharmaceuticals Co.

Consolidated Statements of Operations
(In thousands, except per share data, Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Royalties & licensing fees	$1,261	$947
Product sales	222	225

Total revenues	1,483	1,172
Cost of revenues	49	81

Gross profit	1,434	1,091
Operating Expenses:
Selling, general and administrative	2,336	2,298
Research and product development	4,089	3,583

Total operating expenses	6,425	5,881

Operating loss from continuing operations	(4,991)	(4,790)
Investment income	213	41
Interest expense	—	32
Income tax expense	—	6

Loss from continuing operations	(4,778)	(4,787)
Discontinued Operations:
Earnings from discontinued operations, net of tax expense of $26	—	177
Gain on sale of discontinued operations, net of tax expense of $62	—	9,580

Net (loss) income	$(4,778)	$4,970

Basic and diluted (loss) earnings per common share:
Continuing operations	$(0.26)	$(0.31)
Discontinued operations	—	0.63

Net (loss) income	$(0.26)	$0.32

Weighted average shares of common stock outstanding	18,410	15,508

Other Information
	March 31,	December 31,
	2004	2003
Cash and short-term investments	$57,830	$63,893

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